UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 5, 2025
Date of Report (Date of Earliest Event Reported)

Central Index Key Number of the issuing entity:  0001742373
GS Mortgage Securities Trust 2018-GS10
(Exact name of issuing entity)

Central Index Key Number of the registrant:  0001004158
GS Mortgage Securities Corporation II
(Exact name of registrant as specified in its charter)

Central Index Key Number of the sponsor:  0001541502
Goldman Sachs Mortgage Company
(Exact name of sponsor as specified in its charter)

New York	333-207677-09	38-4083251 38-4083252 38-4083253 38-7206193
(State or other jurisdiction of incorporation of issuing entity)	(Commission File Number of issuing entity)	(I.R.S. Employer Identification Numbers)

c/o Computershare Trust Company, N.A., as agent for
Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, MD 21045
(Address of principal executive offices of the issuing entity) (Zip Code)

(212) 934-2882
Registrant's Telephone number, including area code

Former name or former address, if changed since last report:  Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised Financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 6.02 Change of Servicer or Trustee.

The 1000 Wilshire Mortgage Loan, which constituted approximately 8.0% of the asset pool of the issuing entity as of its cut-off date, is an asset of the issuing entity and is part of a loan combination that is being serviced and administered under the pooling and servicing agreement, dated as of July 1, 2018, relating to the GS Mortgage Securities Trust 2018-GS10 filed as Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed on July 30, 2018 (the “GSMS 2018-GS10 PSA”).  Pursuant to Section 7.01(d) of the GSMS 2018-GS10 PSA, Trimont Real Estate Advisors, LLC, a Georgia limited liability company, was removed as special servicer of the 1000 Wilshire Mortgage Loan and Rialto Capital Advisors, LLC (“RCA”), a Delaware limited liability company, was appointed as the successor special servicer of the 1000 Wilshire Mortgage Loan under the GSMS 2018-GS10 PSA.

This Current Report on Form 8-K is being filed to record that, effective as of September 5, 2025, the 1000 Wilshire Mortgage Loan will be specially serviced, if necessary, pursuant to the GSMS 2018-GS10 PSA, by RCA.  RCA maintains its principal servicing office at 200 S. Biscayne Blvd., Suite 3550, Miami, Florida 33131.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GS Mortgage Securities Corporation II
(Depositor)

/s/ Scott Epperson
Scott Epperson, Chief Executive Officer

Date:  September 5, 2025